Exhibit 99.1

Eightco (NASDAQ: ORBS) Expands INFINITY Pilot Program, Welcomes Coinbase (NASDAQ: COIN) to Strengthen Human Verification for the AI Economy

Coinbase joins pilot program to streamline Digital Asset workflows secured by Eightco’s INFINITY Authentication platform

INFINITY by Eightco is the secure, global authentication and trust layer that enterprises rely on, verifying human identity at scale

The Company is supported by a select group of strategic and institutional investors including: BitMine (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA – NOVEMBER 3, 2025, Eightco Holdings Inc. (NASDAQ: ORBS) today announced the addition of Coinbase (NASDAQ: COIN) to its pilot program of INFINITY Authentication, an application platform designed to bring secure, AI-resistant authentication that serves platforms in financial services and other industries. INFINITY by Eightco enables single sign-on (SSO) authentication that verifies humanness across distributed systems built right into the application. The INFINITY technology is designed to defend against deepfakes, Sybil attacks, and other AI-generated threats, offering a powerful layer of protection as enterprises scale AI adoption. Coinbase’s addition to the pilot program, secured by Eightco’s INFINITY Authentication platform, helps to further streamline workflows for Digital Asset Treasuries (DATs).

“We’re thrilled to welcome Coinbase as one of our inaugural partners for the INFINITY pilot program,” said Dan Ives, Chairman of Eightco Holdings Inc. ($ORBS). “Their participation validates our belief that there is a need for enterprise-grade authentication in the digital asset space, and it reinforces our joint commitment to protecting real-human identity with secure, AI-resistant verification at scale.”

Financial services is a $35 trillion market with crypto treasuries approaching $500 billion in assets under management, emphasizing the growing need for secure, scalable authentication solutions. INFINITY integrates Eightco’s authentication and verification framework, providing DATs with a universal trust layer across operations.

“At Coinbase, security is core to everything we build,” said Lauren Abendschein, Vice President, Coinbase Institutional. “Joining Eightco on the INFINITY pilot creates a new avenue to explore authentication and verification across digital asset workflows.

Eightco continues to advance its strategic vision as the authentication and trust layer for the post-AGI world. This pilot program streamlines verification processes across complex financial systems, leveraging Eightco’s AI-resistant authentication technology to verify real humans at scale. INFINITY powers secure, seamless verification for financial enterprises today and will expand into Gaming, E-Commerce, Energy, and Healthcare as authentication becomes a foundational layer of the global digital economy.

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Its mission centers on strategic pillars including consumer authentication, enterprise authentication, and gaming authentication. Through its pioneering digital asset strategies, including the first-of-its-kind Worldcoin treasury, and partnerships with leading technology innovators, Eightco is establishing a universal foundation for digital identity and Proof of Human (PoH) verification.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

ABOUT COINBASE

Crypto creates economic freedom by ensuring that people can participate fairly in the economy, and Coinbase is on a mission to increase economic freedom for more than 1 billion people. We’re updating the century-old financial system by providing a trusted platform that makes it easy for people and institutions to engage with crypto assets, including trading, staking, safekeeping, spending, and fast, free global transfers. We also provide critical infrastructure for onchain activity and support builders who share our vision that onchain is the new online. And together with the crypto community, we advocate for responsible rules to make the benefits of crypto available around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

MEDIA CONTACT:

Marcy Simon

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